UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 1999

JDS Uniphase Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22874	94-2579683
(Commission File Number)	(IRS Employer Identification Number)

163 Baypointe Parkway
San Jose, California   95134
(Address of principal executive offices including zip code)

(408) 434-1800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5. Other Items

On October 1, 1999, JDS Uniphase Corporation, a Delaware corporation ("Registrant") agreed to acquire the business and operations of Epitaxx, Inc., a Delaware corporation ("Epitaxx"), pursuant to that certain Agreement and Plan of Merger dated October 1, 1999 (the "Merger Agreement") by and among Registrant, Epitaxx and Epitaxx's stockholders. Under the terms of the Agreement the consideration to be paid by Registrant in exchange for all outstanding Epitaxx capital stock and options will consist of unregistered shares of Registrant's common stock, par value $0.001 per share ("Common Stock"), having a market value at closing of $400,000,000. Options to purchase Eptiaxx capital stock will become options to purchase shares of Registrant's common stock calculated on a basis consistent with the exchange ratio applied to the Epitaxx capital stock.

The closing of the acquisition is conditioned on among other things, obtaining approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other governmental approvals. Accordingly, there can be no assurance that the Acquisition will be completed.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The Exhibit Index appearing on page 5 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS UNIPHASE CORPORATION

By:

Anthony R. Muller

Senior Vice President,

Chief Financial Officer,

Secretary

(Principal Accounting Officer)

Dated: October 4, 1999

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated October 4, 1999.